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                                                                    Exhibit 21.1

                            CSAV HOLDING CORPORATION
                              LIST OF SUBSIDIARIES

1.   CSAV, Inc. f/k/a Chief Manufacturing, Inc.

2.   CSAV Europe, B.V.

3.   CSAV Asia Pacific, Ltd.

4.   Shenzhen CSAV Trading Co, Ltd.